Exhibit 99.1
Wag! Reports Record Second Quarter 2023 Results
Highest Service Revenue Quarter To Date
First Quarter of Adjusted EBITDA Profitability
Raises Previously Announced 2023 Full Year Adjusted EBITDA Guidance
SAN FRANCISCO, August 08, 2023 (BUSINESS WIRE) – Wag! Group Co. (the “Company” or “Wag!”; Nasdaq: PET), which strives to be the #1 platform for busy Pet Parents, offering on-demand access to 5-star pet care, pet insurance options, premium pet products, and expert pet advice, today announced financial results for the second quarter ended June 30, 2023.
Second Quarter 2023 Highlights:
•Revenue increased 55% to $19.8 million, compared to $12.8 million in the second quarter of 2022, a quarterly revenue milestone – comprised of $6.2 million of Services revenue, $12.0 million of Wellness revenue, and $1.6 million of Pet Food & Treats revenue.
•Net loss was $3.9 million, compared to $1.1 million in the second quarter of 2022, primarily due to year-over-year increases in interest expense and stock-based compensation.
•Adjusted EBITDA improved to positive $0.1 million, compared to an Adjusted EBITDA loss of $0.9 million in the second quarter of 2022.
"We're thrilled to share our first Adjusted EBITDA positive quarter as a public company, and for the fifth consecutive quarter we are revising our Adjusted EBITDA guidance upward," said Garrett Smallwood, CEO and Chairman of Wag!.
“We are continuing to make long-term investments across the business in order to balance growth and profitability in 2023 and beyond,” concluded Smallwood.
Recent Business Highlights:
•Reached a total of 549,000 Platform Participants in Q2 2023, an increase of 42% from 387,000 in Q2 2022.
•First Adjusted EBITDA Positive Quarter in Company History – our deliberate 10:1 LTV:CAC ratio, disciplined expense management, and AI automation of back-office tasks and vendors drove the first profitable quarter in company history.
•Record Services Quarter – achieved quarterly revenue milestone for Services, setting an all-time revenue record despite the slow return-to-office trend per the Kastle Back to Work Barometer.

•Delighted Pet Parents through Paw Protect – launched Paw Protect into Wellness marketplace and delighted thousands of Pet Parents through a best-in-class, innovative pet insurance product with a record 94 NPS.
Guidance
"As a result of our strong second quarter and year to date results, we are again increasing our guidance for 2023,” said Alec Davidian, Wag! CFO. “While there are some general macro uncertainties, this year of efficiency has positioned the business to drive profitable growth in the future.”
For the full-year of 2023, we now expect:
•Revenue in the range of $80 million to $84 million, consistent with our prior forecast.
•Adjusted EBITDA1 in the range of $0 million to $2 million, a $1 million improvement versus our prior forecast at the high end of the range.
For the third quarter 2023, we expect:
•Revenue in the range of $19 million to $20 million, a year-over-year increase of 27% at the midpoint of the range.
•Adjusted EBITDA1 in the range of $0 million to $1 million, a 208% improvement year-over-year at the midpoint of the range.
Our intense focus on profitability and operational efficiencies in 2023 positions us well for profitable growth in 2024 and beyond.
Our financial guidance includes the following outlook:
•Severe weather affects Services demand and holidays drive incremental overnight vs. daytime service demand. Going forward, we expect a skew to Overnight and Daytime services depending on summer and holidays. Pet adoption during the holidays also affects pet insurance penetration and demand for wellness plans.
•We anticipate that continued growth in the pet industry, driven by factors such as rising pet ownership, pet insurance penetration, and increasing demand for premium pet products and services, will have a positive impact on our financial performance in 2023, including on our entrance to Pet Food & Treats.
•General trends related to state of the economy, interest rates, and consumer confidence. We have factored in potential risks and opportunities related to these macroeconomic factors in order to accurately forecast our financial performance.
•We recognize that there may be potential risks to our financial performance in 2023, such as disruptions to global supply chains, changes in consumer behavior due to unexpected events such as a delayed or imbalanced return-to-office, digital and performance marketing trends, the potential impact of AI, and our ability to expand through partnerships.
1 Information reconciling forward-looking adjusted EBITDA to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed in our Non-GAAP Financial Measures and Other Operating Metrics section below.

Wag’s Second Quarter Results Conference Call
Wag! will host a conference call and live webcast today, August 08, 2023, at 4:30 p.m. ET to discuss financial results. To access the live conference call, please pre-register here. Registrants will receive a confirmation with dial-in instructions. A live webcast of the call can be accessed by using this link. Following the live call, an archived webcast of the conference will be available on the investor relations page of the Company’s website at investors.wag.co.
Wag! also provides announcements regarding financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (investors.wag.co), and/or social media outlets, as a means of disclosing material information and complying with disclosure obligations under Regulation FD. The list of social media channels that Wag! uses may be updated on the investor relations website from time to time. In addition, you may automatically receive email alerts and other information about Wag! when you enroll your email address by visiting the “Email Alerts” section at (investors.wag.co/ir-resources/email-alerts).
About Wag! – Wag.co
Wag! Group Co. strives to be the #1 platform for busy Pet Parents. The Wag! app offers access to 5-star dog walking, sitting, and one-on-one training from its community of 450,000 pet caregivers nationwide. In addition, Wag! Group Co. operates Petted, the nation's largest pet insurance comparison marketplace; Dog Food Advisor, one of the most visited and trusted pet food marketplaces; maxbone, a digital platform for modern pet essentials; and Furmacy, software to simplify pet prescriptions. For more information, visit Wag.co.
Non-GAAP Financial Measures and Other Operating Metrics
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for interest expense, depreciation and amortization, share-based compensation, income taxes, as well as other items to be consistent with definitions typically used by lenders, including transaction costs. Additionally, we exclude the impact of certain non-recurring items which are not indicative of our operating performance as well as other transaction specific costs that do not represent an ongoing operating expense of the business, including but not limited to, business combination transaction and integration costs and PPP loan forgiveness. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Adjusted EBITDA and Adjusted EBITDA margin provide a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
Platform Participant is defined as a Pet Parent or Pet Caregiver who transacted on the Wag! platform for a service in the quarter. Services include dog walking, sitting, boarding, drop-ins, training, premium telehealth services, wellness plans, and pet insurance plan comparison.

Information reconciling forward-looking adjusted EBITDA to GAAP financial measures is unavailable to the company without unreasonable effort. The company is not able to provide reconciliations of adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of the company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The company provides a range for its adjusted EBITDA forecast that it believes will be achieved, however it cannot accurately predict all the components of the adjusted EBITDA calculation. The company provides an adjusted EBITDA forecast because it believes that adjusted EBITDA, when viewed with the company’s results under GAAP, provides useful information for the reasons noted above. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its pet service offerings and achieve scale; ability to attract and retain personnel; market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the future. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for the future; market adoption of the Company’s pet service offerings and solutions; failure to realize the financial benefits of acquisitions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings, including the Annual Report on Form 10-K for the year ended December 31, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.
Contacts Media:
Wag!: Media@wagwalking.com

Investor Relations:
Wag!: IR@wagwalking.com
ICR for Wag!: WagIR@icrinc.com

Wag! Group Co.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30, 2023	December 31, 2022
	(in thousands, except par value amounts)
ASSETS
Current assets:
Cash and cash equivalents	$24,792	$38,966
Accounts receivable, net	7,762	5,872
Prepaid expenses and other current assets	1,984	2,585
Total current assets	34,538	47,423
Property and equipment, net	89	88
Operating lease right-of-use assets	1,210	695
Intangible assets, net	7,814	2,590
Goodwill	5,096	1,451
Other assets	2,092	64
Total assets	$50,839	$52,311
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,672	$7,174
Accrued expenses and other current liabilities	4,150	4,765
Deferred revenue	2,627	2,232
Deferred purchase consideration – current portion	750	750
Operating lease liabilities	253	306
Notes payable – current portion	1,427	1,264
Total current liabilities	18,879	16,491
Operating lease liabilities – non-current portion	981	435
Notes payable – non-current portion, net of debt discount and warrant allocation of $5,694 and $7,008 as of June 30, 2023 and December 31, 2022, respectively	25,570	24,970
Deferred purchase consideration – non-current portion	147	493
Other non-current liabilities	218	—
Total liabilities	45,795	42,389
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 110,000 shares authorized as of both June 30, 2023 and December 31, 2022; 38,776 and 36,849 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	4	4
Additional paid-in capital	161,113	158,335
Accumulated deficit	(156,073)	(148,417)
Total stockholders’ equity	5,044	9,922
Total liabilities and stockholders’ equity	$50,839	$52,311

Wag! Group Co.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(in thousands, except per share amounts)
Revenues	$19,820	$12,784	$40,443	$22,450
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,243	1,200	2,269	2,006
Platform operations and support	3,492	2,817	6,662	5,394
Sales and marketing	10,758	7,284	24,033	13,366
Royalty	1,791	—	1,791	—
General and administrative	4,821	2,398	9,805	4,765
Depreciation and amortization	375	145	756	297
Total costs and expenses	22,480	13,844	45,316	25,828
Other expense, net	65	—	9	—
Interest expense, net	1,659	17	3,289	49
Loss before income taxes and equity in net earnings of equity method investments	(4,384)	(1,077)	(8,171)	(3,427)
Income taxes	38	13	38	13
Equity in net earnings of equity method investments	553	—	553	—
Net loss	$(3,869)	$(1,090)	$(7,656)	$(3,440)
Loss per share, basic and diluted	$(0.10)	$(0.18)	$(0.20)	$(0.56)
Weighted-average common shares outstanding used in computing loss per share, basic and diluted	38,109	6,129	37,590	6,125

Wag! Group Co.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
	(in thousands)
Cash flow from operating activities:
Net loss	$(7,656)	$(3,440)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,463	94
Amortization of debt discount on debt financing	1,314	—
Depreciation and amortization	756	297
Non-cash interest expense – deferred purchase consideration	36	58
Equity in net earnings of equity method investments	(553)	—
Changes in operating assets and liabilities, net of effect of acquired business:
Accounts receivable	(1,850)	(1,854)
Prepaid expenses and other current assets	1,049	(59)
Operating lease right-of-use assets and liabilities	(8)	14
Other assets	(5)	—
Accounts payable	2,241	1,060
Accrued expenses and other current liabilities	(700)	(536)
Deferred revenue	368	220
Other non-current liabilities	218	—
Net cash used in operating activities	(2,327)	(4,146)
Cash flows from investing activities:
Purchases of short-term investments	—	(10,092)
Proceeds from sale and maturity of short-term investments	—	5,901
Payment of deferred purchase consideration	(382)	(375)
Cash paid for acquisitions, net of cash acquired	(9,503)	—
Cash paid for equity method investment	(1,470)	—
Purchase of property and equipment	(31)	(14)
Net cash used in investing activities	(11,386)	(4,580)
Cash flows from financing activities:
Proceeds from exercises of stock options	90	—
Payments on PPP loan and Blue Torch Financing Agreement	(551)	(220)
Proceeds from issuance of Series P preferred stock, net of issuance costs	—	10,925
Payment of offering costs	—	(2,169)
Net cash provided by (used in) financing activities	(461)	8,536
Net change in cash, cash equivalents, and restricted cash	(14,174)	(190)
Cash, cash equivalents, and restricted cash, beginning of period	38,966	2,628
Cash, cash equivalents, and restricted cash, end of period	$24,792	$2,438

Wag! Group Co.
Adjusted EBITDA Reconciliation
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(in thousands, except percentages)
Net loss	$(3,869)	$(1,090)	$(7,656)	$(3,440)
Interest expense, net	1,659	17	3,289	49
Income taxes	38	13	38	13
Depreciation and amortization	375	145	756	297
Stock-based compensation	1,121	40	2,463	94
Integration and transaction costs associated with acquired business	152	—	189	—
Severance costs	131	—	131	—
Legal settlement	500	—	500	—
Adjusted EBITDA (loss)	$107	$(875)	$(290)	$(2,987)
Revenues	$19,820	$12,784	$40,443	$22,450
Adjusted EBITDA (loss) margin	0.5%	(6.8)%	(0.7)%	(13.3)%

Wag! Group Co.
Non-GAAP Measures
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(in thousands, except percentages)
U.S. GAAP measures:
Revenues	$19,820	$12,784	$40,443	$22,450
Net loss	$(3,869)	$(1,090)	$(7,656)	$(3,440)
Net loss margin	(19.5)%	(8.5)%	(18.9)%	(15.3)%
Net cash provided by (used in) operating activities	$1,253	$(1,901)	$(2,327)	$(4,146)
Non-GAAP measures:
Adjusted EBITDA (loss)	$107	$(875)	$(290)	$(2,987)
Adjusted EBITDA (loss) margin	0.5%	(6.8)%	(0.7)%	(13.3)%